UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

Winchester Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42627	33-3361275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 Main Street
Winchester, Massachusetts		01890
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 729-2130

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Winchester Bancorp, Inc, (the "Company") was held on November 12, 2025. The final results of the vote for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.
The following individuals were elected as directors, each for a three-year term and until their successors are duly elected and qualified, by the following vote:

	FOR	WITHHELD
John A. Carroll	6,800,292	109,141
Deborah A. Carson	6,775,155	134,278
Geoffrey A. Curtis	6,780,181	129,252
Alan G. Macdonald	6,760,192	149,241
Sara Perkins Salehpour	6,819,292	90,141

There were 1,068,150 broker non-votes on the proposal.

2.
The appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025 was ratified by stockholders by the following vote:

FOR	AGAINST	ABSTAIN
7,860,906	115,672	1,005

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winchester Bancorp, Inc.

Date:	November 12, 2025	By:	/s/ John A. Carroll
John A. Carroll President and Chief Executive Officer